Exhibit 10.1

AVID TECHNOLOGY, INC.

July 15, 2007

Mr. David A. Krall

c/o Avid Technology, Inc.

Avid Technology Park

One Park West

Tewksbury, MA 01876

Re:	Separation Agreement

Dear David:

This letter is to confirm that we have agreed that, notwithstanding anything to the contrary in the Employment Agreement dated as of July 24, 2002 (the “Employment Agreement”) between Avid Technology, Inc. (“Avid”) and you, in connection with your resignation as an officer, director and employee of Avid effective July 31, 2007, you shall be entitled to the payments and benefits set forth in Section 4.2.3 of the Employment Agreement (subject to the execution of a General Release of Claims as set forth in such Section 4.2.3), and the “Date of Termination” solely for purposes of clause (e) of Section 4.2.3 shall be July 31, 2007. In addition, you have agreed to serve as a consultant to the Company through September 30, 2007.

Very truly yours,

AVID TECHNOLOGY, INC.

/s/ Pamela F. Lenehan

Pamela F. Lenehan

Chairman of the Board

AGREED TO:

/s/ David A. Krall

David A. Krall